UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Rochester Medical Corporation
(Name of Registrant as Specified In Its Charter)

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This filing consists of the transcript of the September 4, 2013 meeting of employees of Rochester Medical Corporation (“Rochester Medical”) relating to the proposed acquisition of Rochester Medical by C.R. Bard, Inc. (“Bard”).

September 4, 2013 Employee Meeting Transcript

JIM CONWAY:  Can everyone hear me okay?  Raise your hand if you can hear me.  Alright.  I’ve got a loud voice.  Well, first of all, good morning, everybody.  This is a very important day for Rochester Medical.  I wrote my little script down so that I say it right.  I am very proud today to announce that C.R. Bard, a Premiere Global Medical Device Company, is merging with, acquiring, Rochester Medical Corporation.  This is a fine compliment to all that we have all done together over the years and all that we plan to do going forward.  On a personal note, you all know that I love this company and this action today reaffirms my belief in all of you and in the great future for our products.  I am happy to say that Philip and I plan to be deeply involved in the transition, and a smooth transition and ensuring that our new products will get to market in a very timely fashion.  So unlucky for you, you are going to see our faces around here for quite a long time.

[Laughter]

JIM CONWAY:  I have been lucky enough to live my passion.  Now, I am extremely proud to turn the mic over to Peter Curry, President of Bard’s Medical Division.  I have come to know Peter on a personal level over the last five months and I can tell you that he is a good and caring man.  He is born and raised in Canada and he is a pretty darn good walleye fisherman as well.  So, thank you.  I love you.

[Applause]

PETER CURRY: I have also made some notes so I don’t forget anything.  So, thank you Jim and good morning everybody.  This is obviously a big day, a big announcement.  It is huge for us at C.R. Bard and so it is really important that we were here today for the day that this announcement goes public so that you can put a face to C.R. Bard, to Bard Medical.

With me today is Mark Thorburn.  He is the director of operations and distribution for Bard Medical, and Ben Jackson, who is in charge of business development and acquisitions for Bard Medical.  For those of you that don’t know C.R. Bard or haven’t Googled it this morning or in the last week or two, you know Bard Medical is a company that has been around for 100 plus years — 106.  Three billion dollars in revenue, and 12,000 employees across the world.  It’s four divisions.  There is Bard Medical, the division of Bard that we run, Bard Access Systems,  who is involved with oncology products and PICC catheters and ports used for oncology, Bard Peripheral Vascular, which is a vascular company dealing with balloons and vascular stents, and the last one is Davol, a surgical business, very focused on kind of global leadership in hernia repair.  Bard Medical specifically is centered in Atlanta, about 350 people, employees of Bard Medical.  25% of C.R. Bard is Bard Medical.  About 760 million dollars globally every year is Bard Medical’s business.  I mean the last piece about C.R. Bard is it is a very global organization with businesses and legal entities pretty much everywhere you, throughout most of Europe, throughout emerging markets, China, Brazil, Latin America, and most of Asia.

So, as we have been working together with Phil and with Jim over the last four or five months, really trying to model what the synergy of these two companies are together, the story that we present to everybody who we need to talk to to get to this stage and this day is that these two companies add to each other.  This isn’t, there is not a lot of overlap.  There was a call this morning, a conference call with a lot of investors trying to answer some questions that people might have about this.  The question was, you know, what is it that, what is it, one of the questions this morning, was what is it that Bard is going to be able to do for Rochester Medical and its growth, to keep it going,  and I think that for you guys, you know, you can take strength in everything you build.  We are making this merger because we really you believe have got a ton to bring to us.  These are additive, these two companies.  There is not a ton of overlap.  We are, we see these as very strong global brands, both of them together make it even stronger.  There is an incredible new product portfolio that you guys have for home care.  This is a strong home care portfolio that adds to what we are doing and I think that together we both have really strong proven product leadership.  And when we say product leadership, these are, you guys are, Rochester is a company that takes initiative with product.

They don’t really just have a lot of “me, too” products on the market.  You really are constantly taking the initiative and changing the game and making differentiated products.

This is certainly an exciting day for both companies and it really marks a, I think a new era for both of us, but there is a period now where we all sort of go into a waiting period while regulatory agencies and Rochester shareholders weigh in and vote on whether this makes sense.  And so that all takes about 60 days, and until this closes from today through to when it closes, we really are two separate companies and in a small way, probably are competitive companies and that will remain in place for the next 60 days until the deal closes.  We don’t, we won’t have, I think there is a call with the sales force, Rochester sales force today and we make it clear, there are no combined sales calls; there is no merging of our thoughts or negotiating contracts together.  For the next 60 days, it really is two separate organizations, working as you have, business as usual.  The reality is, there will be, over the next 60 days, a lot of coming together so that we can do the best job that we can at integration.  Once the 60 days is up, assuming everything goes well and the deal is finalized, we will have to get about integrating the companies and as you can imagine this is a lovely, large group of people, but relative to C.R. Bard, you guys are smaller, and so there is the bringing together of small and large sometimes creates a little bit of conflict here and there and that is to be understood.  So, the next 60 days is very intense for us to get a team from Rochester and a team from Bard Medical working very closely together to make sure we’ve knocked down any of those speed bumps, as we head into it.

It’s natural that you’ll have, that you guys are here with a lot of personal questions.  Unfortunately, given the nature of public companies, we are here today with an announcement and then we are 60 days where it is business as usual and two companies really run separately and there aren’t a ton of answers today.  What I can commit to you is that you will have an atmosphere of openness and candor that I can say that we have worked with for the last five months with Jim and the team here.

You know, I am thrilled that, as a couple of final notes, I am thrilled that Jim and Phil will continue to be a part of this merger for years.  They are really committed to being a part of making sure that the new products that are on the dock are launched and successful and that we come to understand everything that is going on here from an operational standpoint as well as we can.  So, congratulations to all of you for everything that you have accomplished.  We at Bard Medical and C.R. Bard are really excited to have you as part of our business.  So, thank you very much.

[Applause]

PETER CURRY:  And so normally I would say,  “And so are there are any questions?”  I imagine there are tons and I guarantee you that I am the kind of person that is wide open to answering them.  The unfortunate part is there are not a lot of answers that I can give you this morning.  So, unless you have got questions for Phil or Jim, then Jim sort of said, get back to work.

[Laughter]

PETER CURRY:  So, I will say, you will see me here a lot.  You will see Mark here a lot and you will see team members from C.R. Bard coming in to talk to you guys and get deeper and understand this business more. So, thanks very much for your time.  Okay.  Thanks.

JIM CONWAY:   Back to work.

[Laughter]

[End of Transcript]

Additional Information about the Proposed Transaction and Where You Can Find It

Rochester Medical plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its shareholders a proxy statement in connection with the proposed merger with a wholly owned subsidiary of Bard  (the “Merger”), pursuant to which Rochester Medical would be acquired by Bard. The proxy statement will contain important information about the Merger and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and shareholders will be able to obtain free copies of the proxy statement (when they are available) and other documents filed with the SEC by Rochester Medical through the web site maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement from Rochester Medical by contacting investor relations by telephone at +1 (507) 533-9600, by mail at Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, MN, 55976, Attn: Investor Relations, or by going to Rochester Medical’s Investor Relations page on its corporate website at http://www.rocm.com.

Information Regarding Participants

Rochester Medical and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Rochester Medical in connection with the Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Rochester Medical’s proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on December 28, 2012. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Rochester Medical by contacting investor relations by telephone at +1 (507) 533-9600, by mail at Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, MN, 55976, Attn: Investor Relations, or by going to Rochester Medical’s Investor Relations page on its corporate website at http://www.rocm.com.